INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 33-98848 of Ameritas Variable Life Insurance Company Separate Account VA-2 on Form N-4 of our reports dated February 1, 1995 on the financial statements of Ameritas Variable Life Insurance Company and Ameritas Variable Life Insurance Company Separate Account VA-2 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the related reference to us under the heading "Experts".



DELOITTE & TOUCHE LLP


Lincoln, Nebraska
January 25, 1996